

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from the Heller Financial, Inc. Annual Report Form 10K for the period ending
December 31, 1995 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                               0
<INT-BEARING-DEPOSITS>                             599
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                    24
<INVESTMENTS-HELD-FOR-SALE>                        145
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                           8085
<ALLOWANCE>                                      (229)
<TOTAL-ASSETS>                                    9638
<DEPOSITS>                                           0
<SHORT-TERM>                                      2223
<LIABILITIES-OTHER>                                840
<LONG-TERM>                                       5145
<COMMON>                                           663
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        150
<OTHER-SE>                                         571
<TOTAL-LIABILITIES-AND-EQUITY>                    9638
<INTEREST-LOAN>                                    851
<INTEREST-INVEST>                                    0
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                                   851
<INTEREST-DEPOSIT>                                   0
<INTEREST-EXPENSE>                                 464
<INTEREST-INCOME-NET>                              387
<LOAN-LOSSES>                                      213
<SECURITIES-GAINS>                                   0<F1>
<EXPENSE-OTHER>                                    226
<INCOME-PRETAX>                                    181
<INCOME-PRE-EXTRAORDINARY>                         125
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       125<F3>
<EPS-PRIMARY>                                        0<F2>
<EPS-DILUTED>                                        0<F2>
<YIELD-ACTUAL>                                    5.01
<LOANS-NON>                                        261
<LOANS-PAST>                                        43
<LOANS-TROUBLED>                                    14
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   231
<CHARGE-OFFS>                                      243
<RECOVERIES>                                        28
<ALLOWANCE-CLOSE>                                  229
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                            229

<F1> The Company is a finance company whose normal operations do not include the trading of investment securities.

<F2> Earnings per share information not provided as Heller Financial, Inc. has only one common shareholder.

<F3> Net income is net of $49 million income tax provision and $7 million of minority interest in international income.

